SECOND AMENDMENT

TO THE

ARCADIA RESOURCES, INC. 2006 EQUITY INCENTIVE PLAN

THIS SECOND AMENDMENT (this "Amendment") is made as of this 27th day of January, 2009, to the Arcadia Resources, Inc. 2006 Equity Incentive Plan, as amended by an Amendment dated July 13, 2007 (the "Plan").

RECITALS:

WHEREAS, Section 16 of the Plan provides that the Board of Directors (the "Board") of Arcadia Resources, Inc., a Nevada corporation (the "Company") shall have the complete power, authority and right, at any time, to amend, suspend or terminate the Plan in any respect which it may deem to be in the best interests of the Company; provided, however, to shareholder approval in certain specific instances; and

WHEREAS, the Board desires to amend the Plan in order to increase the authorized number of shares available for issuance under the Plan; and

WHEREAS, in accordance with Section 16 of the Plan and federal income tax rules governing incentive stock options, stockholders of the Company are required to approve a Plan amendment that increases the maximum aggregate number of shares to be issued under the Plan; and

WHEREAS, the Board has determined that it is within its authority under the Plan to amend the Plan as set forth herein, that such amendment is desired and appropriate at this time and that the effectiveness of such amendment shall be subject to stockholder approval; and

WHEREAS, the undersigned has been authorized by the Board to execute this Amendment on the Board's behalf.

AMENDMENT:

NOW, THEREFORE, the Plan is hereby amended as follows:

  Section 4.2 is hereby deleted and replaced in its entirety with the following:

  4.2 Number of Shares. Subject to the provision of Section 13, the maximum number of Shares which may be issued under the Plan shall be equal to five percent (5%) of the authorized shares of common stock of the Company as of the date the Plan (as amended by this Amendment) is approved by the Company's stockholders. All of such Shares may be used for Incentive Stock Options. The Company shall at all times with the Plan (as amended by this Amendment) is in effect reserve such number of Shares necessary to satisfy all outstanding Awards.

   Any inconsistent provisions of the Plan shall be read consistent with this Amendment.

  Except as amended above, each and every other provision of the Plan, as effective immediately prior to this Amendment, shall remain in full force and effect without change or modification.

  The Effective Date of this Amendment shall be January 27, 2009.

IN WITNESS WHEREOF, the undersigned, being authorized by the Board to execute this Amendment in evidence of the adoption of this Amendment by the Board, has executed this Amendment as of the date first written above.

ARCADIA RESOURCES, INC.

By: /s/ Matthew R. Middendorf

Matthew R. Middendorf

Chief Financial Officer